UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of principal executive offices and zip code)

(213) 660-4250

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

On August, 25, 2025, the Board of Directors (the “Board”) of Crown Electrokinetics Corp. (the “Company”) appointed Chris Robichaud to fill one of the vacancies on the Board. Mr. Robichaud will serve on the Board until the Company’s 2025 annual stockholder meeting and until his successor has been duly appointed and qualified. Mr. Robichaud will serve as Chairman of the Board’s Audit Committee.

Mr. Robichaud is a strategic advisor, former Chief Executive Officer, and experienced public company board member with over 30 years leading organizations through technology disruption, market transformation, and sustained growth. Since April 2018, Mr. Robichaud has served as the Founder and Chief Executive Officer of 93-North, where he partners with multinational corporations and high-growth companies to scale operations, reposition brands, and capture market opportunities across industries including AI, blockchain, gaming, e-commerce, consumer brands, and luxury. His work blends strategic foresight with operational execution, helping leadership teams embrace emerging technologies while safeguarding core business performance and building long-term competitive advantage. From 2010 to 2017, Mr. Robichaud served as Co-Chief Executive Officer of PMK*BNC, part of the Interpublic Group of Companies (NYSE: IPG). At PMK*BNC, Mr. Robichaud led a 400-person team across London, New York, and Los Angeles. Under his leadership, the agency grew to nearly $200 million in gross revenue and delivered award-winning, business-driving campaigns for brands including Audi, Pepsi, PlayStation, Samsung Mobile, YouTube, and American Express — elevating their cultural relevance, global engagement, and commercial impact. Mr. Robichaud received his Bachelor’s of Science degree in Business Communications from Bentley University in 1989.

For his service on the Board, Mr. Robichaud will be entitled to receive $25,000 per quarter and annual equity compensation payable in shares of common stock equal to one percent of the number of fully-diluted shares of common stock then outstanding. Such shares of common stock will be issued on January 1 of each year and will vest on the one year anniversary of issuance.

There are no family relationships between Mr. Robichaud and any director or executive officer of the Company and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Robichaud has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

On August 26, 2025, the Company issued a press release announcing the appointment of Mr. Robichaud. A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K.  The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2025

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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